UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTIVE POWER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	74-2961657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(512) 836-6464

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 STOCK INCENTIVE PLAN

(Full title of the plan)

James A. Clishem

Chief Executive Officer

ACTIVE POWER, INC.

2128 W. Braker Lane, BK12

Austin, Texas 78758

(512) 836-6464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Derek L. Willis, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

900 South Capital of Texas Highway

Las Cimas IV, Fifth Floor

Austin, TX 78746

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2000 Stock Incentive Plan Common Stock, $0.001 par value (options available for future grant)	1,080,000	$0.815	$880,200	$62.76

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Each share of Common Stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement, dated as of December 13, 2001, as may be amended from time to time, between Active Power and EquiServe Trust N.A., as Rights Agent.
(3)	The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), as to the 1,080,000 additional shares of Common Stock authorized for issuance pursuant to the 2000 Stock Incentive Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 1, 2010, because the price at which the options to be granted in the future may be exercised is not currently determinable.

ACTIVE POWER, INC.

REGISTRATION STATEMENT ON FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E — REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,080,000 shares of Active Power, Inc.’s (the “Registrant”) Common Stock to be issued pursuant to the Registrant’s 2000 Stock Incentive Plan (the “Plan”). The contents of (i) the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2009 (File No. 333-157662) relating to the Plan, (ii) the Registrant’s Form S-8 Registration Statement filed with the Commission on April 28, 2008 (File No. 333-150481) relating to the Plan, (iii) the Registrant’s Form S-8 Registration Statement filed with the Commission on July 23, 2007 (File No. 333-144782) relating to the Plan, (iv) the Registrant’s Form S-8 Registration Statement filed with the Commission on March 29, 2006 (File No. 333-132792) relating to the Plan, (v) the Registrant’s Form S-8 Registration Statement filed with the Commission on March 25, 2005 (File No. 333-123587) relating to the Plan, (vi) the Registrant’s Form S-8 Registration Statement filed with the Commission on April 30, 2004 (File No. 333-115039) relating to the Plan, (vii) the Registrant’s Form S-8 Registration Statement filed with the Commission on April 24, 2003 (File No. 333-104725) relating to the Plan, (viii) the Registrant’s Form S-8 Registration Statement filed with the Commission on February 23, 2001 (File No. 333-56122) relating to the Plan, and (ix) the Registrant’s Form S-8 Registration Statement filed with the Commission on August 8, 2000 (File No. 333-43248) relating to the Plan (collectively, the “Filed Form S-8s”), including periodic filings updating or amending the contents of the Filed Form S-8s, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the Commission are listed below in Part II, Item 3.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 4, 2010 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) The Registrant’s Current Report on Form 8-K filed with the Commission on February 22, 2010;

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on March 3, 2010;

(d) The Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on June 30, 2000, in which the terms, rights and provisions applicable to the Registrant’s Common Stock are described; and

(e) The Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on December 14, 2001, in which the terms, rights and provisions applicable to the Registrant’s Preferred Share Purchase Rights are described.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in some cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

The Registrant’s certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Registrant’s bylaws require it to indemnify its directors and executive officers to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance.

Reference is made to the underwriting agreement filed as Exhibit 1.1 to Registrant’s Registration Statement No. 333-36946, pursuant to which the underwriters have agreed to indemnify the Registrant’s officers and directors against certain liabilities under the Securities Act.

Item 8.	Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part of, or incorporated by reference into, this Registration Statement.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Active Power, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 4, 2010.

ACTIVE POWER, INC.

By:	/s/ JAMES A. CLISHEM
James A. Clishem
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Clishem and John Penver, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/S/ JAMES A. CLISHEM	Chief Executive Officer, President and Director (Principal Executive Officer)	March 4, 2010
James A. Clishem

/S/ JOHN K. PENVER	Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2010
John K. Penver

/S/ BENJAMIN L. SCOTT	Chairman of the Board, Director	March 4, 2010
Benjamin L. Scott

/S/ AKE ALMGREN	Director	March 4, 2010
Ake Almgren

/S/ RODNEY S. BOND	Director	March 4, 2010
Rodney S. Bond

/S/ JAMES E. DEVENNY III	Director	March 4, 2010
James E. deVenny III

/S/ ROBERT S. GREENBERG	Director	March 4, 2010
Robert S. Greenberg

	Director	March , 2010
Jan H. Lindelow

ACTIVE POWER, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (filed as Exhibit 3.1 to Active Power’s Quarterly Report on Form 10-Q filed on July 28, 2006).

4.2	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to Active Power’s Current Report on Form 8-K filed on February 2, 2007).

4.3	Amendment to Second Amended and Restated Bylaws (filed as Exhibit 3.01 to Active Power’s Current Report on Form 8-K filed on December 7, 2007).

4.4	Active Power, Inc. 2000 Stock Incentive Plan (filed as Exhibit 10.2 to Active Power’s IPO Registration Statement on Form S-l (SEC File No. 333-36946)).

4.5	Rights Agreement, dated as of December 13, 2001, between Active Power and EquiServe Trust N.A., which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C (filed as Exhibit 4 to Active Power’s Current Report on Form 8-K filed on December 14, 2001).

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-6).